UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

July 1, 2025

Date of Report (date of earliest event reported)

INGEVITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O’Hear Avenue Suite 400	29405
North Charleston South Carolina	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2025 (the “Separation Date”), S. Edward Woodcock, Executive Vice President and President, Performance Materials, departed from Ingevity Corporation (the “Company”). The Company will commence a search to identify Mr. Woodcock’s successor.

The terms of Mr. Woodcock’s separation from the Company have been memorialized in a Letter Agreement, dated July 1, 2025 (the “Letter Agreement”). Pursuant to the Letter Agreement, the Company has agreed, subject to Mr. Woodcock’s execution and non-revocation of a release of claims against the Company attached thereto, to provide Mr. Woodcock with severance benefits, including certain benefits described in the Severance and Change of Control Agreement between the Company and Mr. Woodcock, dated March 1, 2017 (the “Severance Agreement”), a copy of which was previously filed by the Company with the Securities and Exchange Commission as Exhibit 10.4 to the Company’s Current Report on Form 8-K dated March 7, 2017 and is incorporated by reference herein. The principal severance benefits for Mr. Woodcock include: (1) a lump sum cash payment to be delivered within 30 days following the Separation Date equal to (a) Mr. Woodcock’s unpaid and outstanding annual base salary through the Separation Date, (b) Mr. Woodcock’s prorated annual incentive payment, and (c) any accrued unpaid vacation pay; (2) a severance payment equal to the sum of Mr. Woodcock’s current base salary and his 2025 target incentive payment, payable monthly over a one-year period; (3) a lump sum payment of $500,000 pursuant to the terms of Mr. Woodcock’s October 1, 2024 incentive compensation award; (4) prorated vesting of certain equity compensation awards granted to Mr. Woodcock under the Ingevity Corporation 2016 Omnibus Incentive Plan; and (5) lump sum cash payments with respect to certain welfare and fringe benefits.

All compensation and benefits payable under the Letter Agreement are subject to Mr. Woodcock’s compliance with the terms of the Letter Agreement and Severance Agreement (including confidentiality, non-disparagement, non-competition and non-solicitation covenants provided for therein) and his execution and non-revocation of a release of claims against the Company.

The foregoing description of the Letter Agreement is qualified in its entirety by the full text the Letter Agreement. A copy of the Letter Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

ITEM 7.01. REGULATION FD DISCLOSURE

A copy of the press release announcing Mr. Woodcock’s departure from the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The exhibit furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

	By:	/s/ Mary Dean Hall
Mary Dean Hall
Date: July 1, 2025		Executive Vice President and Chief Financial Officer

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